Meridian Interstate Bancorp, Inc., Reports Results for the Quarter Ended March 31, 2008

Contact: Richard J. Gavegnano, Chairman and Chief Executive Officer
(781) 592-2999
May 5, 2008

Meridian Interstate Bancorp, Inc. (the “Company” or “Meridian”) (NASDAQ: EBSB), the holding company for East Boston Savings Bank, (the “Bank”), announced a net loss of $321,000 for the quarter ended  March 31, 2008, compared to net income of $1.8 million for the quarter ended March 31, 2007.  The 2008 net loss resulted from a $3.0 million pre-tax contribution of stock to the Company’s charitable foundation, which was made as part of the Company’s minority stock offering, completed on January 22, 2008.

 As a result of the offering, the Company has 23,000,000 shares outstanding, including 10,050,000 shares of common stock sold at a price of $10.00 per share, (including shares sold to the Company’s employee stock ownership plan), 300,000 shares contributed to the Meridian Charitable Foundation, Inc. and 12,650,000 shares issued to the Company's mutual holding company parent, Meridian Financial Services, Incorporated.  Earnings per share information is not applicable for the quarter ended March 31, 2008, as shares were not outstanding for the entire quarter.

Richard Gavegnano, Meridian’s CEO commented, "Our recently completed stock offering will enable the Company to capitalize on local market opportunities.   We remain focused on investing in our franchise despite difficult economic and market conditions.”  Gavegnano added, "In 2008, we will continue to focus on customer service, loan growth, asset and credit quality, earnings diversification, and investing in our future.”

Results of Operations
Net interest income for the quarter ended March 31, 2008 was $5.8 million, an increase of $535,000, or 10.1%, from the quarter ended March 31, 2007.  An increase in interest earned on the loan portfolio and lower borrowing costs were partially offset by an increase in the average balance and cost of deposits.

The Company’s net interest margin was 2.43% and 2.58% for the quarters ended March 31, 2008 and 2007, respectively.  An increase in the balance of lower yielding federal funds sold as a result of cash received in the stock offering and an increase in the average balance of higher costing deposits resulted in the margin compression.

Interest income on the securities portfolio decreased $159,000, or 5.2%, from $3.0 million to $2.9 million, mainly due to lower average balances in 2008.  The average balance decrease was partially offset by an increase in the yield from 4.38% to 4.45% for the first quarters of 2007 and 2008, respectively.

Strong growth in the loan portfolio throughout 2007 impacted interest earned, as the average loan balance increased $30.2 million, from $537.6 million for the quarter ended March 31, 2007, to $567.8 million for the quarter ended March 31, 2008.  Loan interest income increased $511,000, to $9.2 million, and loan yields of 6.50% and 6.54% were earned during the quarters ended March 31, 2008 and 2007, respectively.

The Company experienced an increase in the average balance of deposits, particularly certificates of deposit and money market accounts, which increased due to promotional rates on these products throughout 2007.  Certificates of deposit with the promotional rates matured during the first quarter of 2008, and the money market account promotional rates have also ended as of March 31, 2008.  The average rate paid on certificates of deposit increased slightly due to these promotions, and interest expense on deposits increased by $795,000, or 13.0%.

The Company experienced a decrease in the average balance and cost of borrowings by utilizing security pay-downs, deposit growth and stock offering proceeds to repay maturing borrowings.  Average outstanding borrowings declined from $40.4 million for the quarter ended March 31, 2007 to $35.9 million for the quarter ended March 31, 2008, and the rate paid decreased from 4.78% to 4.19%.

Non-interest income for the first quarter of 2008 was $3.2 million, an increase of $240,000, or 8.2%, compared to the first quarter of 2007.  Customer service fees increased $59,000, or 9.3% to $696,000, as a result of increased transaction account balances and management’s continued focus on earnings diversification.  Bank-owned life insurance income increased $23,000, or 14.2% due to increased interest rates earned on the policies.  The net loss on the investment in our affiliate bank, Hampshire First Bank, was $168,000, an increase of $85,000, or 102.4% due to the establishment of two additional branches in accordance with Hampshire First Bank’s business plan.  The Company also recorded net gains on sales of securities of $2.3 million and $2.0 million for the quarters ended March 31, 2008 and 2007, respectively.

Non-interest expenses increased $3.8 million, from $5.5 million to $9.3 million for the quarters ended March 31, 2007, and 2008, respectively. The increase was mainly due to the $3.0 million contribution to the Company’s charitable foundation.   Salary and employee benefit costs increased from $3.7 million to $4.1 million, or 9.5%, as a result of the opening of the Lynn branch in mid-2007, modest salary increases, and additional expense incurred as the result of the transition from a mutual to a public company.   Occupancy and equipment expense increased $78,000, or 11.1% as a result of the new Lynn branch and increased utility costs. Professional service fees increased $154,000 primarily due to stock market fees and legal expenses related to being a public company.  Marketing expense was $246,000, an increase of $106,000 from 2007, as the Company utilized radio media to promote the availability of commercial and residential mortgage credit in its local market area.

Credit Quality
Based on our evaluation of loan loss factors, management made provisions for loan losses of $131,000 and $72,000 for the quarters ended March 31, 2008 and 2007, respectively.  The allowance for loan losses was $3.8 million, or 0.64% of total loans outstanding as of March 31, 2008, as compared to $3.6 million, or 0.63% of total loans outstanding as of December 31, 2007.   The increase in the balance of the allowance for loan losses is due to growth in the loan portfolio and management’s ongoing analysis of loan loss factors. The Company continues to assess the adequacy of its allowance for loan losses in accordance with established policies.  Management believes that the increase in the loan loss provision is appropriate considering the growth of the loan portfolio, local market conditions and the overall economic environment.

The percentage of non-performing assets to total assets was 39 basis points at March 31, 2008, compared to 55 basis points at December 31, 2007.  Non-performing assets, which totaled $4.1 million at March 31, 2008, included three foreclosed residential properties totaling $1.2 million, residential mortgage loans of $987,000, commercial real estate loans of $1.6 million, and construction loans of $335,000.

Balance Sheet
The Company’s total assets increased by $50.6 million, or 5.0%, from $1.0 billion at December 31, 2007 to $1.05 billion at March 31, 2008.  Cash and equivalents increased by $49.9 million as a portion of the funds received in the stock offering remain invested in federal funds.  Net loans increased by $11.3 million, or 2.0%, while securities available for sale decreased $14.0 million, or 5.2%, due to sales, maturities and amortization of the portfolio.  Deposit balances increased by $31.1 million, or 4.0%.

Overall loan demand remained strong in the first quarter of 2008.  Growth in total real estate loans was $10.0 million, or 1.8%, including increases of $6.8 million, or 3.0%, in one- to four-family real estate loans.  The Company has experienced increased activity in this loan category in 2008.  An increase in commercial real estate loans of $15.2 million, or 8.7%, was offset by a decrease in the balance of construction loans of $12.6 million, due to the transfer to the real estate portfolio upon project completion.  Commercial business loans increased by $1.5 million, or 12.8%, as the Company continues to develop this portfolio.

“The Company continues to pursue loan growth while closely monitoring underwriting standards and credit quality”, noted Mr. Gavegnano.  “We believe the Company has an opportunity as a well-capitalized local community bank to further grow the loan portfolio, especially in light of the credit issues and tightening of available funds in the wider economy.”

Deposits increased by $31.1 million, or 4.0%, as customers are showing a preference for insured deposit accounts, despite the end of our offering promotional market pricing.  Interest-bearing checking deposits increased by $3.5 million, or 10.3%, to $37.1 million at March 31, 2008.  Certificates of deposit also increased by $23.2 million, to $455.1 million, despite the end of our offering promotional rates on this category.  Federal Home Loan Bank of Boston borrowings declined $6.3 million, to $30.2 million, as the Company elected to delay replacing maturing debt due to the increase in deposit balances, maturing securities and stock offering proceeds.

Stockholders’ equity increased by $87.8 million, to $203.5 million at March 31, 2008 from $115.7 million at December 31, 2007, mainly due to the stock offering.

Forward Looking Statements
Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,”  “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Meridian Interstate Bancorp, Inc.’s management and are subject to significant risks and uncertainties.  Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, and competition and the risk factors described in the Company’s November 13, 2007 prospectus.  Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Meridian Interstate Bancorp, Inc.’s actual results could differ materially from those discussed.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
(In thousands)	2008	2007
ASSETS
Cash and due from banks	$11,583	$11,821
Federal funds sold	141,364	91,272
Total cash and cash equivalents	152,947	103,093

Securities available for sale, at fair value	253,045	267,058
Federal Home Loan Bank stock, at cost	3,164	3,165

Loans	583,168	571,741
Less allowance for loan losses	(3,768)	(3,637)
Loans, net	579,400	568,104

Bank-owned life insurance	22,188	18,003
Investment in affiliate bank	10,604	10,772
Premises and equipment, net	22,629	22,816
Accrued interest receivable	5,250	5,764
Other assets	4,614	4,451
Total assets	$1,053,841	$1,003,226

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non interest-bearing	$53,499	$51,396
Interest-bearing	752,095	723,050
Total deposits	805,594	774,446

Stock subscriptions	-	62,518
Short-term borrowings	9,154	9,154
Long-term debt	21,073	27,373
Accrued expenses and other liabilities	14,555	14,051
Total liabilities	850,376	887,542

Stockholders' Equity:
Common stock, no par value 50,000,000
shares authorized; 23,000,000 and 0 shares
issued and outstanding at March 31, 2008
and December 31, 2007, respectively	-	-
Additional paid-in capital	100,628	-
Retained earnings	107,214	109,177
Accumulated other comprehensive income	3,799	6,507
Unearned compensation - ESOP, 817,650
shares and 0 shares at March 31, 2008
and December 31, 2007, respectively	(8,176)	-
Total stockholders' equity	203,465	115,684
Total liabilities and stockholders' equity	$1,053,841	$1,003,226

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(In thousands)	2008	2007
Interest and dividend income:
Interest and fees on loans	$9,183	$8,672
Interest on debt securities	2,612	2,757
Dividends on equity securities	265	279
Interest on federal funds sold	1,063	187
Total interest and dividend income	13,123	11,895

Interest expense:
Interest on deposits	6,911	6,116
Interest on short-term borrowings	62	89
Interest on long-term debt	312	387
Total interest expense	7,285	6,592

Net interest income	5,838	5,303
Provision for loan losses	131	72
Net interest income, after provision
for loan losses	5,707	5,231

Non-interest income:
Customer service fees	696	637
Loan fees	178	171
Gain on sales of loans, net	19	17
Gain on sales of securities, net	2,266	2,032
Income from bank-owned life insurance	185	162
Equity loss on investment in affiliate bank	(168)	(83)
Total non-interest income	3,176	2,936

Non-interest expenses:
Salaries and employee benefits	4,092	3,736
Occupancy and equipment	780	702
Data processing	387	363
Marketing	246	140
Professional services	309	155
Contribution to the Meridian
Charitable Foundation	3,000	-
Other general and administrative	498	440
Total non-interest expenses	9,312	5,536

Income (loss) before income taxes	(429)	2,631

Provision (benefit) for income taxes	(108)	836

Net income (loss)	$(321)	$1,795

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Net Interest Income Analysis
(Unaudited)

	For The Three Months Ended March 31,
	2008			2007
(Dollars in thousands)	Average Balance	Interest Earned/Paid	Yield/ Cost (4)	Average Balance	Interest Earned/Paid	Yield/ Cost (4)
Assets:
Interest-earning assets:
Loans (1)	$567,832	$9,183	6.50%	$537,640	$8,672	6.54%
Securities	259,907	2,877	4.45	281,120	3,036	4.38
Other interest-earning assets	138,471	1,063	3.09	14,342	187	5.28
Total interest-earning assets	966,210	13,123	5.46	833,102	11,895	5.79

Noninterest-earning assets	74,585			66,576
Total assets	$1,040,795			$899,678

Liabilities and stockholders' equity:
Interest-bearing liabilities:
NOW deposits	$37,511	$68	0.72%	$37,671	$28	0.30%
Money market deposits	140,123	1,153	3.30	98,450	817	3.37
Regular and other deposits	145,970	395	1.09	130,960	378	1.17
Certificates of deposit	445,869	5,295	4.78	420,780	4,893	4.72
Total interest-bearing deposits	769,473	6,911	3.61	687,861	6,116	3.61

FHLB advances	35,913	374	4.19	40,378	476	4.78

Total interest-bearing liabilities	805,386	7,285	3.64	728,239	6,592	3.67

Noninterest-bearing demand deposits	51,801			52,309
Other noninterest-bearing liabilities	24,033			8,237
Total liabilities	881,220			788,785

Total stockholders' equity	159,575			110,893
Total liabilities and stockholders' equity	$1,040,795			$899,678

Net interest income		$5,838			$5,303
Interest rate spread (2)			1.82%			2.12%
Net interest margin (3)			2.43%			2.58%
Average interest-earning assets to
average interest-bearing liabilities		119.97%			114.40%
(1) Loans on non accrual status are included in average balances.

(2) Interest rate spread represents the difference betweent the yield on interest-earning assets and the cost of interest-bearing liabilities.

(3) Net interest margin represents net interest income divided by average interest-earning assets.

(4) Yields are annualized.

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Financial Ratios
(Unaudited)

	Three Months Ended March 31,
	2008		2007
Key Performance Ratios
Return on average assets	(0.03	) %	0.20%
Return on average equity	(0.20)		1.62
Interest rate spread (1)	1.82		2.12
Net interest margin (2)	2.43		2.58
Noninterest expense to average assets	0.89		0.62
Efficiency ratio (3)	103.31		67.19
Average interest-earning assets to
average interest-bearing liabilities	119.97		114.40

Capital Ratios
Average equity to average assets	15.33		12.33

(1) Interest rate spread represents the difference between the yield on interest-
earning assets and the cost of interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) The efficiency ratio represents non-interest expense, including the Company's contribution to the Meridian Charitable Foundation, divided by the sum of net interest income before loan loss provision plus non-interest income.

Return on average assets	-0.03%	0.20%
Return on average equity	-0.20%	1.62%

	At	At	At
	March 31,	December 31,	March 31,
	2008	2007	2007
Asset Quality Ratios
Allowance for loan losses/total loans	0.64%	0.63%	0.63%
Allowance for loan losses/nonperforming loans	127.95	73.00	55.10

Non-performing loans/total loans	0.50	0.87	1.15
Non-performing loans/total assets	0.28	0.50	0.69
Non-performing assets /total assets	0.39	0.55	0.69

	Three Months Ended March 31, 2008	Twelve Months Ended December 31, 2007	Three Months Ended March 31, 2007
Net charge-offs (recovery)/average loans outstanding	0.00	0.03	0.00